Exhibit 99.1

CONTACT: Joseph C. Hete – President & CEO 145 Hunter Drive Wilmington, OH 45177 937.382.5591	CORPORATE INVESTOR RELATIONS 5333—15TH Avenue South, Suite 1500 Seattle, WA 98108 206.762.0993 www.stockvalues.com

NEWS RELEASE

ABX AIR SCHEDULES FIRST ANNUAL MEETING

WILMINGTON, OH – March 4, 2004 – ABX Air (OTC/BB: ABXA) today announced the details for its first Annual Meeting of Shareholders to be held May 6, for shareholders of record on March 31, 2004. The meeting will begin at 11:00 am EDT at the Roberts Convention Center in Wilmington.

“We invite our shareholders to join us in Wilmington for our first Annual Meeting,” stated Richard M. Rosenberg, Chairman. “In the six months since our separation from Airborne, we have focused on providing Airborne, now a subsidiary of DHL, with premier service at a reasonable cost, while also looking to expand our customer base. The Annual Meeting will be an excellent time for stockholders to hear firsthand about our operations.”

ABX Air is a cargo airline with a fleet of 115 aircraft that operates out of Wilmington, Ohio, and eleven hubs throughout the United States. In addition to providing airlift capacity and sort center staffing to Airborne, an indirect wholly owned subsidiary of DHL Worldwide Express, ABX Air provides charter and maintenance services to a diverse group of customers. With over 7,400 employees, ABX Air is the largest employer in a several county area in southwestern Ohio.

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Transmitted on Business Wire at 5:00 a.m. PST on March 4, 2004.